SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No.      )
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CSX Corporation

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CSX CEO MICHAEL WARD
COMMENTS ON INVESTMENT IN THE RAIL INDUSTRY
BEFORE CONGRESSIONAL SUBCOMMITTEE

Jacksonville, FL – March 5, 2008 – CSX Corporation (NYSE: CSX) announced that CSX Chief Executive Officer, Michael Ward, testified today in a hearing before the United States House of Representatives Committee on Transportation and Infrastructure, Subcommittee on Railroads, Pipelines, and Hazardous Materials regarding “Investment in the Rail Industry.”

Mr. Ward’s testimony highlighted the company’s outstanding track record and plans to meet and exceed the expectations of all CSX stakeholders.  The Subcommittee’s stated purpose in holding the hearing was to examine investment in the railroad industry, including concerns raised by the activities of The Children’s Investment Fund (TCI).

In his written remarks to the Subcommittee, Mr. Ward stated:

CSX is an Industry Leader in Safety, Service, Corporate Governance and Shareholder Value Creation
“At CSX, we strive to be the most progressive North American railroad.  We are improving faster than the rest of the excellent freight rail industry on nearly every measure, including safety, customer service, and financial performance.  We now rank among the industry’s best companies in safety, service and corporate governance.  Our 35,000 employees’ efforts have made tremendous strides in meeting customers’ needs and creating significant value for all CSX shareholders . . . The value of CSX’s stock has improved more than 150 percent in the last three years, which has provided shareholders with a return better than the rest of North America’s Class I railroads and 94 percent of all Standard & Poor’s 500 (S&P 500) companies.”

Railroads are Critical National Infrastructure
“Railroads serve as the circulatory system of the U.S. economy, and efficient and reliable rail transportation is one of the genuine competitive advantages that U.S. businesses have in the global economy.  At CSX, we see robust demand and opportunity for freight rail service in the years ahead . . . freight rail provides a timely, cost-effective, environmentally-friendly and safe mode of transportation.  For this reason, more and more customers are turning to railroads – including CSX – to meet their transportation needs.”

Continued Investment in our Nation’s Rail Network is Essential
“To meet the increasing transportation demands of the American economy the rail industry must continue to make significant investments in its infrastructure. . . [CSX has] a balanced and disciplined plan to invest for the future of our rail network – to add additional capacity, newer equipment and technology, and improved transportation infrastructure and security.”

CSX is investing for the future and delivering sustainable value to all of its stakeholders.  CSX believes that the suggestions put forward by TCI would limit the Company’s ability to invest in critical rail infrastructure and be harmful to CSX shareholders, customers, and all those who rely on a safe, secure and well maintained CSX rail network.

About CSX
CSX Corporation, based in Jacksonville, Fla., is one of the nation's leading transportation companies, providing rail, intermodal and rail-to-truck trainload services. The company's transportation network spans approximately 21,000 miles, with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports. More information about CSX Corporation and its subsidiaries is available at the company's web site, www.csx.com.

Forward-looking statements

This information and other statements by the company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” “estimate” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others: (i) the company’s success in implementing its financial and operational initiatives, (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the company.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.

IMPORTANT INFORMATION
On February 22, 2008, CSX Corporation ("CSX") filed with the SEC a revised preliminary proxy statement in connection with its 2008 Annual Meeting.  CSX plans to file with the SEC and furnish to its shareholders a definitive Proxy Statement in connection with its 2008 Annual Meeting, and advises its security holders to read the definitive Proxy Statement when it becomes available, because it will contain important information. Security holders may obtain a free copy of the definitive Proxy Statement and other documents (when available) that CSX files with the SEC at the SEC’s website at www.sec.gov. The definitive Proxy Statement and these other documents may also be obtained for free from CSX by directing a request to CSX Corporation, Attn: Investor Relations, David Baggs, 500 Water Street C110, Jacksonville, FL 32202.

CERTAIN INFORMATION CONCERNING PARTICIPANTS
CSX, its directors, director nominee and certain named executive officers and employees may be deemed to be participants in the solicitation of CSX’s security holders in connection with its 2008 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in CSX’s revised preliminary proxy statement filed on February 22, 2008 with the SEC.

Contacts:

David Baggs, Investor Relations
904-359-4812

Garrick Francis, Corporate Communications
904-359-1708

Dan Katcher / Andrew Siegel
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449